                                                                   Exhibit 25(a)

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                      Statement of Eligibility Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) _____________

                             THE FIFTH THIRD BANK
-------------------------------------------------------------------------------
             (Exact name of trustee as specified in its charter)


                                     Ohio
-------------------------------------------------------------------------------
    (Jurisdiction of incorporation or organization if not a national bank)


                                  31-0854433
-------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)


                  38 Fountain Square Plaza, Cincinnati, Ohio
-------------------------------------------------------------------------------
                   (Address of principal executive offices)


                                    45263
-------------------------------------------------------------------------------
                                  (Zip Code)


                 Paul L. Reynolds, 38 Fountain Square Plaza,
                    Cincinnati, Ohio 45263  (513) 579-5300
-------------------------------------------------------------------------------
          (Name, address and telephone number of agent for service)


                     CHIQUITA BRANDS INTERNATIONAL, INC.
-------------------------------------------------------------------------------
             (Exact name of obligor as specified in its charter)


                                  New Jersey
-------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


                                  04-1923360
-------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)


                   250 East Fifth Street, Cincinnati, Ohio
-------------------------------------------------------------------------------
                   (Address of principal executive offices)


                                    45202
-------------------------------------------------------------------------------
                                  (Zip Code)


                            Senior Debt Securities
-------------------------------------------------------------------------------
                     (Title of the indenture securities)

Item 1.   General information.

          Furnish the following information as to the trustee -

    (a) Name and address of each examining or supervising authority to which it is subject.

          Ohio Superintendent of Banks
            State Office Tower
            30 E. Broad Street
            Columbus, Ohio 43215

          Federal Reserve Bank of Cleveland
            East Sixth Street and Superior Avenue
            Cleveland, Ohio 44101

          Federal Deposit Insurance Corporation,
            Washington, D.C.

    (b)   Whether it is authorized to exercise corporate trust powers.

          Yes.


Item  2.  Affiliations with obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item  3.  Voting securities of the trustee.(1)

          Furnish the following information as to each class of voting securities of the trustee:






____________________

        (1) All of the outstanding voting securities of the trustee are owned by Fifth Third Bancorp, an Ohio corporation. Answers to the following items herein concerning voting securities of the trustee owned by third parties relate to outstanding voting securities of Fifth Third Bancorp. As of December 31, 1995, there were 66,948,664 shares of no par value common stock of Fifth Third Bancorp outstanding. Answers to all other items of this statement of eligibility on Form T-1 relate to the Trustee only, and do not contain information regarding Fifth Third Bancorp or other subsidiaries of Fifth Third Bancorp.

                            As of December 31, 1995

           Col. A.                                              Col. B
        Title of Class                                    Amount Outstanding
        --------------                                    ------------------

Capital Stock, par value                                         32,000
    $2,200.00 per share


Item  4.         Trusteeships under other indentures.

                 If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                 95/8% Senior Notes due 2004.
                 91/8% Senior Notes due 2004.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                 Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 There is no default under the indenture for either series of Senior Notes of which the Trustee has knowledge; therefore, the Trustee is aware of no facts which could provide a basis for a claim of conflicting interest. The securities will rank pari passu with the 95/8% Senior Notes and the 91/8% Senior Notes.


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

                 If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         None, with respect to the obligor. Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether any interlocking directorates and similar relationships exist with respect to underwriters.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

                 Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                            As of December 31, 1995

                                                   Col. D
                                            Percentage of voting
 Col. A        Col. B         Col. C.      securities represented
Name of        Title       Amount owned      by amount given in
 Owner        of Class     beneficially            Col. C
-------       --------     ------------    ----------------------

None, so far as is known to the trustee.


Item 7. Voting securities of the trustee owned by underwriters or their officials.

                 Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                            As of December 31, 1995

                                                   Col. D
                                            Percentage of voting
 Col. A        Col. B         Col. C.      securities represented
Name of        Title       Amount owned      by amount given in
 Owner        of Class     beneficially            Col. C
-------       --------     ------------    ----------------------

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether any underwriters own any voting securities of the trustee.


Item  8.         Securities of the obligor owned or held by the trustee.

                 Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                            As of December 31, 1995

                                 Col. C
                  Col. B          Amount owned
           Whether the        beneficially            Col. D
          securities are       or held as        Percent of Class
 Col. A     voting or      collateral security     represented by
Title of    non-voting       for obligations      amount given in
 Class      securities         in default              Col. C
--------  --------------   -------------------   ----------------

None.


Item  9.         Securities of underwriters owned or held by the trustee.

                 If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to which class of securities of such underwriter any of which are so owned or held by the trustee.

                            As of December 31, 1995

                                                        Col. D
                                     Col. C             Percent
                                  Amount owned         of Class
    Col. A                    beneficially or held   represented
   Title of       Col. B     as collateral security   by amount
  issuer and      Amount       for obligations in      given in
title of class  outstanding    default by trustee       Col. C.
--------------  -----------  ----------------------  -----------

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether it owns any voting securities of the underwriters.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

                 If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            As of December 31, 1995

                                                        Col. D
                                     Col. C             Percent
                                  Amount owned         of Class
    Col. A                    beneficially or held   represented
   Title of       Col. B     as collateral security   by amount
  issuer and      Amount       for obligations in      given in
title of class  outstanding    default by trustee       Col. C.
--------------  -----------  ----------------------  -----------

None, so far as is known to the trustee.


Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                 If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                            As of December 31, 1995

                                                        Col. D
                                     Col. C             Percent
                                  Amount owned         of Class
    Col. A                     beneficially or held   represented
   Title of       Col. B     as collateral security   by amount
  issuer and      Amount       for obligations in      given in
title of class  outstanding    default by trustee       Col. C.
--------------  -----------  ----------------------  -----------

None, so far as is known to the trustee.


Item  12.        Indebtedness of the Obligor to the Trustee

         Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

   Col. A                      Col. B
  Nature of                    Amount                   Col. C
Indebtedness                 Outstanding               Date Due
------------                 -----------               --------

None.

Item  13. Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.


Item  14.        Affiliations with the Underwriters.

         If any underwriter is an affiliate of the Trustee, describe each such affiliation.

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether it has any affiliation with any underwriter.

Item  15.        Foreign Trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not applicable.

Item  16.         List of Exhibits.

                 List below all exhibits filed as a part of this statement of eligibility. (Exhibits identified in parentheses, on file with the Commission, are incorporated herein by reference as exhibits hereto.)

         (1) A copy of the Certificate of Incorporation of the trustee as now in effect.

         (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers.

         (4) A copy of the existing code of regulations of the trustee incorporating amendments to date.

         (5) A copy of each indenture referred to in Item 4. (Incorporated by reference from Exhibit 26 to From S-3 Registration Statement No. 33-43946 filed by Chiquita Brands International, Inc.)

         (6) The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         (8) A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         (9) Foreign trustees are required to file a consent to service of process of Form F-X

                                   SIGNATURE


                 Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Fifth Third Bank, a corporation organized and existing under the laws of the State of Ohio, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and the State of Ohio, on the 30th day of January, 1996.


                                        THE FIFTH THIRD BANK



                                        By  /s/ Kerry R. Byrne
                                           ------------------------------
                                           Kerry R. Byrne,
                                           Vice President and Trust
                                           Officer

                                   EXHIBIT 1

                          CERTIFICATE OF INCORPORATION
                        OF THE TRUSTEE AS NOW IN EFFECT


                                 [See Attached]

                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              THE FIFTH THIRD BANK

         George A. Schaefer, Jr., President and Phillip C. Long, Secretary to The Fifth Third Bank, an Ohio banking corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that a duly called meeting of the Board of Directors held on May 18, 1993, at which a quorum was present and at a special meeting of the shareholder on May 18, 1993, the following resolution to amend the Third Amended Articles of Incorporation which adopted by affirmative vote of all the Directors in attendance and by an unanimous vote of the sole shareholder.

         RESOLVED, that Article FOURTH of the Third Amendment Articles of Incorporation be and is hereby amended in its entirety to read as follows:

         FOURTH: The maximum number of shares with the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of Two Thousand Two Hundred Dollars ($2,200.00) per share.

         IN WITNESS WHEREOF, said George A. Schaefer, Jr., President and Phillip C. Long, Secretary of The Fifth Third Bank, acting for and on behalf of
said corporation have hereunto subscribed their names this   18th    day of
May   , 1993.
                                           /s/ George A. Schaefer, Jr.
                                         ----------------------------------
                                         George A. Schaefer, Jr., President

Approved this 16th day of June, 1993
    /s/ Alison M. Meeks
------------------------------------
Alison M. Meeks, Superintendent

                                                 /s/ Phillip C. Long
                                         -----------------------------------
                                         Phillip C. Long, Secretary

                   THIRD AMENDED ARTICLES OF INCORPORATION
                                      OF
                             THE FIFTH THIRD BANK

         FIRST:  The name of said Corporation shall be "The Fifth Third Bank".

         SECOND: The place in Ohio where its principal office is to be located is Cincinnati, Hamilton County, and its principal business there transacted.

         THIRD: Said Corporation is formed for the purposes of (a) receiving on deposit or in trust, moneys, securities and other valuable property, on such terms as may be agreed, and of doing the business of a savings bank and of a trust company; (b) of disposing of box vaults for safekeeping of valuables by lease or otherwise; (c) of investing and loaning the funds of the company and those received by it on deposit or in trust; (d) of doing a commercial banking business; and, (e) of doing the business of a special plan bank, and in furtherance of said purposes, to exercise all the powers of which may be lawfully exercised by a corporation formed therefore, and to do all things necessary to incident thereto.

         FOURTH: The maximum number of shares which the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of One Thousand Nine Hundred Dollars ($1,900.00) per share.

         FIFTH: These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation.

                                   EXHIBIT 2

                        CERTIFICATE OF AUTHORITY OF THE
                          TRUSTEE TO COMMENCE BUSINESS
                            (INCLUDED IN EXHIBIT 1)

                                   EXHIBIT 3


                      A COPY OF THE AUTHORIZATION OF THE
                        TRUSTEE TO EXERCISE CORPORATE
                                 TRUST POWERS

                                 [See Attached]

                                 STATE OF OHIO

                               DIVISION OF BANKS




TO WHOM IT MAY CONCERN:

This is to certify that The Fifth Third Bank, Cincinnati, Ohio, organized under the laws of the State of Ohio, has complied with the laws relating to trust companies under Sections 1105.02 and 1109.04 of the Ohio Revised Code and is qualified to exercise trust powers in Ohio.

Witness my hand and official seal at Columbus, Ohio, this 22nd day of January, 1996.



                                        /s/ Curtis Stitt
                                        -------------------------------
                                        W. CURTIS STITT
                                        Superintendent Division of
                                        Financial Institutions



                                        /s/ Alison M. Meeks
                                        -------------------------------
                                        ALISON M. MEEKS
                                        Superintendent Division of
                                        Banks

                                  EXHIBIT 4

                        A COPY OF THE EXISTING CODE OF
                          REGULATIONS OF THE TRUSTEE
                         INCORPORATING AMENDMENTS TO
                                     DATE

                 Code of Regulations of The Fifth Third Bank

                                  ARTICLE I
                                 STOCKHOLDERS

         SECTION 1. MEETINGS. The annual meeting of the Stockholders shall be held at the principal office of the Company at such hour, as may be fixed in the notice of such meeting, and on such date, not earlier than the second Tuesday of January or later than the third Tuesday of April of each year, as shall be fixed by the Board of Directors and communicated in writing to the Shareholders not later than twenty (20) days prior to such meeting.

         SECTION 2. QUORUM. Stockholders, whether in person or by lawful proxies, representing a majority in amount of the outstanding stock of the Company, shall constitute a quorum at any stockholders' meeting. If there be less than a majority in amount of such stock at any meeting, the meeting may be adjourned from time to time.

                                   ARTICLE II
                                   DIRECTORS

         SECTION 1. NUMBER. The Board of Directors shall be composed of eighteen (18) persons unless this number is changed by: (1) the Shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than twenty-four (24) persons and may decrease the number to not less than fifteen
(15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

         SECTION 2. TERM. Directors shall hold office until the expiration of the term for which they were erected, and shall continue in office until their respective successors shall have been duly elected and qualified.

         SECTION 3. QUALIFICATIONS AND COMPENSATION. No person shall serve as a Director who is not the owner of record of at least Five Hundred ($500.00) Dollars par value of stock of the Company. Each Director shall be entitled to receive such compensation for attendance at meetings of the Board of Directors of Committees thereof as the Board of Directors may, from time to time, fix.

         SECTION 4. REPLACEMENT OR REMOVAL. Directors may be replaced or removed as provided by Ohio Law, provided that Directors may be removed without cause only by an affirmative vote of not less than two-thirds (2/3) of the outstanding shares of the Company.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the Board of Directors until an election to fill such vacancy is had.

         SECTION 6. QUORUM. A majority of the whole authorized number of Directors, as the same shall be established from time to time in accordance with Section 1 of this Code of Regulations, shall constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitute a quorum for the filling of a vacancy or vacancies of the Board.

         SECTION 7. ELECTION OF OFFICERS. The Board of Directors at the first meeting after the election of Directors may elect one of its own number Chairman of the Board and one of its own number Vice Chairman of the Board; and it shall elect one of its own number President. It may also elect one or more vice presidents (one or more of whom may be designated Executive Vice President and/or Senior Vice President and/or Vice President and Trust Officer), a Cashier, a Secretary, and a Treasurer, and it may appoint such other officers as the Board may deem advisable. Any two of said offices may be held by the same person. Officers so elected shall hold office during the term of the Board by whom they are elected, subject to the power of the Board to remove them at its discretion. They shall be bonded in such amount and with such survey or sureties as the Board of Directors shall require.

         SECTION 8. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held on the third Tuesday of each month, or at such other times as may be determined by the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors. Special meetings shall be held upon the call of the Chairman of the Board, if one be elected, or by the President, or in their absence, by a Vice President or any three (3) Directors.

         SECTION 9. NOTICE OF MEETINGS. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

         SECTION 10.      COMMITTEES.

         SECTION 10.1 EXECUTIVE COMMITTEE. The Board of Directors shall appoint any Executive Committee consisting of at least three (3) members, all of whom may be members of the Board of Directors, or at least one (1) of whom shall be a Director, the remainder to be officers of the Bank. Such Executive Committee shall serve until their successors are appointed. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall conduct the business of the Company and shall have all the powers of the Board of Directors when said Board is not in session, except that of declaring a dividend. The Secretary of the Company shall keep a record of the Committee's proceedings, which, signed by the Chairman of the Committee, shall be presented at the meetings of the Committee and at the meetings of the Board of Directors.

         SECTION 10.2 OTHER COMMITTEES. The Board of Directors shall appoint a Trust Committee of which the Vice President and Trust Officer and at least three (3) of its members who are not officers of the Company shall be members. The Vice President and Trust Officer shall be Chairman of the Trust Committee. In addition thereto, the Chairman of the Board, Chief Executive Officer, may appoint such additional Committees, by and with the approval of the Board of Directors, as may be deemed desirable or necessary.

         Each such Committee, so appointed, shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors.

         SECTION 11. INDEMNIFICATION. The Company shall indemnify each Director and each Officer of the Company, and each person employed by the Company who serves at the written request of the President of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term "Officer" as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, the Cashier, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "Officer" within the operation of this Section by action of the Board of Directors. The Company may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

                                  ARTICLE III
                                    OFFICERS

         SECTION 1. POWERS AND DUTIES. The Chairman of the Board if the office be filled, otherwise the Vice Chairman of the Board, if the office be filled, otherwise the President shall preside at all meetings of the Stockholders, the Board of Directors, and the supervision and control over the business of the Company and shall serve at the pleasure of the Board of Directors. In the absence or disability of any of the foregoing officers, their respective duties shall be performed by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a Vice President specifically designated by the Board of Directors, in the order named.

         The Secretary, or in his absence or disability, the Assistant Secretary, shall act, ex officio, as Secretary of all meetings of the Stockholders, the Board of Directors and the Executive Committee. The other officers of the Company shall have such powers and duties as usually and customarily attach to their offices.

                                   ARTICLE IV
                             CERTIFICATES OF STOCK

         SECTION 1. FORM. Certificates for shares of stock shall be signed by the Chairman of the Board, or by the President, or by one of the Vice Presidents, and by the Secretary or Treasurer or by the Cashier or an Assistant Cashier, shall contain such statements as are required by law, and shall otherwise be in such form as the Board of Directors may, from time to time, require.

         SECTION 2. TRANSFERS. Shares shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney upon surrender of the certificates therefor with duly executed assignment endorsed thereon or attached thereto.

         SECTION 3. CLOSING OF TRANSFER BOOKS. The books for transfer of the stock of the Company shall be closed for at least five (5) days preceding the annual meeting of stockholders, and may be closed by order of the Board of Directors, or Executive Committee, for a like period before any other meeting of the Stockholders.

                                   ARTICLE V
                                   AMENDMENTS

         These regulations may be changed, and new regulations adopted by the assent thereto in writing of two-thirds (2/3) of the Stockholders of the Company in number an in amount; or by a majority of such Stockholders in number and in amount, at a meeting held for that purpose, notice of which has been given by the President, the Secretary, or any two (2) Directors personally or by written notice, to each Stockholders, and by publication once a week for four (4) consecutive weeks in some newspaper of general circulation in Hamilton County, Ohio, or in such other manner as may then be authorized by the laws of Ohio.

                                  EXHIBIT 5


                A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

                               (NOT APPLICABLE)

                                  EXHIBIT 6

                    THE CONSENT OF THE TRUSTEE REQUIRED BY
                         SECTION 321 (B) OF THE TRUST
                            INDENTURE ACT OF 1939

                                 [See Attached]

                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Debt Securities of Chiquita Brands International, Inc., The Fifth Third Bank hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        THE FIFTH THIRD BANK



                                        By   /s/ Kerry R. Byrne
                                           ------------------------------
                                             Kerry R. Byrne,
                                             Vice President and Trust
                                             Officer

                                  EXHIBIT 7

                        A COPY OF THE LATEST REPORT OF
                           CONDITION OF THE TRUSTEE
                         PUBLISHED PURSUANT TO LAW OR
                               THE REQUIREMENTS
                  OF ITS SUPERVISING OR EXAMINING AUTHORITY

                                [See Attached]

THE FIFTH THIRD BANK
CONSOLIDATED BALANCE SHEET FROM REPORT OF CONDITION DATED SEPTEMBER 30, 1995 (unaudited) ($000's)

 ASSETS                                                                                         Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
 1. Cash and balances due from depository institutions                                      |
    a.        Noninterest-bearing balances and currency and coin(1)                         |                          463,047
    b.        Interest-bearing balances(2)                                                  |                               99
--------------------------------------------------------------------------------------------|----------------------------------
 2. Securities:                                                                             |
    a.        Held-to-maturity securities (from Schedule RC-B, column                       |                        1,051,453
              A)                                                                            |
    b.        Available-for-sale securities (from Schedule RC-B, column                     |                          619,574
              D)                                                                            |
--------------------------------------------------------------------------------------------|----------------------------------
 3. Federal Funds sold and securities purchased under agreements                            |
    to resell in domestic offices of the bank and of its Edge                               |
    and Agreement subsidiaries, and in IBFs:                                                |
    a.        Federal funds sold                                                            |                          747,328
    b.        Securities purchased under agreements to resell                               |                                0
--------------------------------------------------------------------------------------------|----------------------------------
 4. Loans and lease financing receivables:                                                  |
    a.        Loans and leases net of unearned income (from Schedule                        |        5,982,117
              RC-C)                                                                         |
    b.        LESS: Allowance for loan and lease losses                                     |           75,731
    c.        LESS: Allocated transfer risk reserve                                         |                0
    d.        Loans and leases, net of unearned income, allowance, and                      |                        5,906,386
              reserve (items 4.a minus 4.b and 4.c)                                         |
--------------------------------------------------------------------------------------------|----------------------------------
 5.  Trading assets (from Schedule RC-D)                                                    |                              245
--------------------------------------------------------------------------------------------|----------------------------------
 6.  Premises and fixed assets (including capitalized leases)                               |                           95,848
--------------------------------------------------------------------------------------------|----------------------------------
 7.  Other real estate owned (from Schedule RC-M)                                           |                            1,381
--------------------------------------------------------------------------------------------|----------------------------------
 8.  Investments in unconsolidated subsidiaries and associated                              |                                0
     companies (from Schedule RC-M)                                                         |
--------------------------------------------------------------------------------------------|----------------------------------
 9.  Customers' liability to this bank on acceptance outstanding                            |                           36,198
--------------------------------------------------------------------------------------------|----------------------------------
 10. Intangible Assets (from Schedule RC-M)                                                 |                           43,348
--------------------------------------------------------------------------------------------|----------------------------------
 11. Other assets (from Schedule RC-F)                                                      |                          140,054
--------------------------------------------------------------------------------------------|----------------------------------
 12. Total assets (sum of items 1 through 11)                                               |                        9,104,961
                                                                                            |
--------------------------------------------------------------------------------------------                        ----------

__________________________
        (1) Includes cash items in process of collection and unposted deposits.

        (2) Includes time certificates of deposit not held for trading.

[/FN]

 LIABILITIES
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            |
 13.          Deposits:                                                                     |
    a.        In domestic offices (sum of totals of totals of columns A and C from Schedule |                        4,882,227
              RC-E, part 1)                                                                 |
              (1) Noninterest bearing(3)                                                    |        1,038,915
              (2) Interest bearing                                                          |        3,843,312
                                                                                            |
    b.        In foreign offices, Edge and Agreement subsidiaries and IBFx (from Schedule   |                          471,295
              RC-E, part II)                                                                |
              (1) Noninterest bearing                                                       |                0
              (2) Interest bearing                                                          |          471,295
--------------------------------------------------------------------------------------------|----------------------------------
 14.          Federal funds purchased and securities sold under agreements to repurchase in |                           63,932
              domestic offices of the bank and of its Edge and Agreement subsidiaries, and  |
              in IBSs:                                                                      |
    a.        Federal funds purchased                                                       |                          977,657
    b.        Securities sold under agreements to repurchase                                |                          215,093
--------------------------------------------------------------------------------------------|----------------------------------
 15.          a.  Demand notes issued to the U.S. Treasury                                  |                           63,932
    b.        Trading liabilities (from Schedule RC-D)                                      |                                0
--------------------------------------------------------------------------------------------|----------------------------------
 16.          Other borrowed money:                                                         |
    a.        With original maturity of one year or less                                    |                        1,138,491
    b.        With original maturity of more than one year                                  |                           85,000
--------------------------------------------------------------------------------------------|----------------------------------
 17.          Mortgage indebtedness and obligations under capitalized                       |                                0
              leases                                                                        |
--------------------------------------------------------------------------------------------|----------------------------------
 18.          Bank's liability on acceptances executed and outstanding                      |                           36,198
--------------------------------------------------------------------------------------------|----------------------------------
 19.          Subordinated notes and debentures                                             |                          381,628
--------------------------------------------------------------------------------------------|----------------------------------
 20.          Other liabilities (from Schedule RC-G)                                        |                          211,326
--------------------------------------------------------------------------------------------|----------------------------------
 21.          Total liabilities (sum of items 13 through 20)                                |                        8,462,847
--------------------------------------------------------------------------------------------|----------------------------------
 22.          Limited life preferred stock and related surplus                              |                                0
--------------------------------------------------------------------------------------------|----------------------------------
                                                                                            |
 EQUITY CAPITAL                                                                             |
--------------------------------------------------------------------------------------------|----------------------------------
 23.          Perpetual preferred stock and related surplus                                 |                                0
--------------------------------------------------------------------------------------------|----------------------------------
 24.          Common stock                                                                  |                           70,400
--------------------------------------------------------------------------------------------|----------------------------------
 25.          Surplus (exclude all surplus related to preferred stock)                      |                          100,702
--------------------------------------------------------------------------------------------|----------------------------------
 26.          a.  Undivided profits and capital reserves                                    |                          464,529
              b.  Net unrealized holding gains (losses) on available-for-                   |                           (3,517)
                  sale securities                                                           |
--------------------------------------------------------------------------------------------|----------------------------------
 27.          Cumulative foreign currency translation adjustments                           |                                0
--------------------------------------------------------------------------------------------|----------------------------------
 28.          Total equity capital (sum of items 23 through 27)                             |                          642,114
--------------------------------------------------------------------------------------------|----------------------------------
 29.          Total liabilities, limited-life preferred stock, and equity                   |                        9,104,961
              capital (sum of items 21, 22 and 28)                                          |

        (3) Includes total demand deposits and noninterest-bearing time and savings deposits.

[/FN]

                                   EXHIBIT 8


A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT


                                (NOT APPLICABLE)

                                  EXHIBIT 9


                   FOREIGN TRUSTEES ARE REQUIRED TO FILE A
                        CONSENT TO SERVICE OF PROCESS
                                 OF FORM F-X


                                (NOT APPLICABLE)